QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-59456 and 333-48100) and Form S-8 (Nos. 333-34810, 333-39456, 333-30024 and 333-83870) of EarthLink, Inc. of our report dated March 28, 2000 relating to the consolidated statements of operations, of stockholders' equity and of cash flows for the year ended December 31, 1999, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Century City, California
March 19, 2002

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS